Exhibit 99-8
                        AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment is dated as of the 1st day of January, 2004, and is by and between Dixon Ticonderoga Company, a Delaware corporation) the "Company") and Richard F. Joyce (the "Executive").

Background:

     I. The Company and Executive entered into an Employment Agreement dated as of January 1, 1995 (the "Agreement").

     II. The initial three-year term of the Agreement expired on December 31, 1998, and the Agreement has been extended each year thereafter.

     III. This Amendment was approved by the Company's Compensation Committee at meetings held on June 15, 2004 and July 7, 2004.

     IV. The purpose of this Amendment is to amend certain provisions of the Agreement as set forth in this Amendment.

For valuable consideration, the Company and the Executive agree as follows.

     1. Background Statements. The background statements set forth above are true and correct and are incorporated herein by reference.

     2. Amendment to Section 1. Section 1 of the Agreement is amended to read in its entirety as follows:

"1. Term. The employment of the Executive by the Company under the terms of this Agreement shall commence as of January 1, 2004 and will continue until December 31, 2006, unless further extended or sooner terminated as hereinafter provided. On December 31, 2006, and on the last day of the same month each year thereafter, the term of the Executive's employment hereunder shall be automatically extended one additional year unless, prior to such date, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended."

     3. Amendment to Section 2. Section 2 of the Agreement is amended to read in its entirety as follows:

"2. Position and Duties The Executive shall serve as Co-Chief Executive Officer of the Company and shall have such responsibilities and authority as may from time to time be assigned to the Executive by the Board. The Executive shall


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devote  substantially  all his  working  time and  efforts to the  business  and affairs of the Company."

     4. Amendment to Section 4(a). Section (4)(a) of the Agreement is amended to change the Executive's salary as provided for therein to $225,000 per annum. Otherwise Section 4(a) of the Agreement is not amended.

     5.  Amendment to Definition of "Change in Control." The third  paragraph of
Section 5(d) of the Agreement is amended to read in its entirety as follows:

"For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the occurrence of any of the following events:

               (1) The acquisition by an entity, person or group (including any Affiliates or Associates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of capital stock of the Company entitled to exercise more than 50% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors ("Voting Power);

               (2) The effective time of (I) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any Affiliate or Associate thereof) hold less than 50% of the Voting Power of the surviving or resulting corporation, or (II) the sale, lease, transfer, license, conveyance or other disposition through one transaction or a series of related transactions of a Substantial Portion of the Property of the Company other to an entity of which the Company owns at lease an 50% of the Voting Power, or the last of any series of transfers that results in such conveyance, or (III) a transfer of a majority of the Voting Power, other than to an entity of which the company owns at least 50% of the Voting Power. The term "Substantial Portion" means 75% or more of the aggregate book value of the assets of the Company and its Affiliates and Associates (for purposes of subparagraphs d(l) and d(2), the terms "affiliates" and "associates" shall have the same meanings as those terms are defined in Section 12b-2 under the Securities and Exchange Act of 1934); or

               (3) The election to the Board of Directors of the Company of directors constituting a majority of the number of directors of the Company then in office.

     6. Amendment to Section 5(f). Section 5(f) of the Agreement is amended to read in its entirety as follows:

"(f) Date of Termination. Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30


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

day period), (iii) if the Executive's employment is terminated pursuant to subsection (e) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which the Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date such dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award, or by a final judgment, order, or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)."

     7. Amendments to Sections 6(a), (c), and (d). Sections 6(a), 6(c), and 6(d) of the Agreement are amended to read in their entirety as follows:

"(a) Salary During Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period") , the Executive shall continue to receive his full salary, benefits and other compensation at the rate then in effect for such period until his employment is terminated pursuant to Section 5(b) hereof, provided that payments so made to the Executive during the first 180 days of the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment."

"(c) Compensation Upon Termination for Cause. Except as provided for in the last paragraph of Section 6(d) hereof, if the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full salary, benefits and other compensation through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement."

"(d) Compensation Upon Termination for Company's Breach of Agreement or For Good Reason. If (A), the Company shall terminate the Executive's employment other than pursuant to Section 5(b) or 5(c) hereof or (B) the Executive shall terminate his employment for Good Reason, then

               (i) the Company shall pay the Executive his full salary, benefits and other compensation through the Date of Termination at the rate in effect at the time Notice of Termination is given;

               (ii) in lieu of any further payments of salary to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive an amount equal to the product of (A) the Executive's annual salary rate in effect as of the Date of Termination, multiplied by the number two, such payment to be made (X) if resulting from a termination after a Change in Control of the Company, in a lump sum on or before the fifth day following the Date of Termination, or (Y) if resulting from a termination other than after a Change in Control, in substantially equal semimonthly installments on the fifteenth and last days of each month commencing


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with the month in which the Date of  Termination  occurs and  continuing for six months; and

               (iii) the Company shall pay the Executive's Bonus for the year in which such termination takes place. For purposes of this paragraph 6(d)(iii), the term "Bonus" shall mean the amount determined by multiplying the Executive's base salary at the rate in effect at the time Notice of Termination is given by a percentage that is the average percentage of base salary that was paid (or payable) to the Executive as a bonus under any Company bonus plan or arrangement, for the three full fiscal years of the Company immediately preceding the delivery of the Notice of Termination.

     Notwithstanding anything to the contrary contained in this Agreement, if Executive terminates his employment within six months after a Change in Control without a Good Reason other than the Change in Control, the Company shall only pay Executive his full salary, benefits and other compensation through the Date of Termination at the rate in effect at the time Notice of Termination is given."

     9. Miscellaneous. The words "Chairman of the Board" are substituted for the word "President" in Section 12 of the Agreement.

     10. New Section 15. New Section 15 is added to the Agreement as follows:

"15. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties."

     11. New Section 16. New Section 16 is added to the Agreement as follows:

"16. No Mitigation of Damages; Payments. All amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive from any source or which the Executive could have obtained upon seeking other employment; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any tax and other legally required withholdings. The Executive shall not be required to mitigate the Company's damages or seek other employment, and there shall be no offset to amounts due hereunder as a result of any salary, compensation or other amounts the Executive may be paid from other sources. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others."

     12. New Section 17. New Section 17 is added to the Agreement as follows:


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"17. Legal Action.  Should the Company or the Executive  institute legal action, whether at law or in equity, to enforce any provision of the Agreement, the prevailing party shall be entitled to receive from the other party all costs and reasonable attorney's fees, including, but not limited to, fees for trial and appeals or other legal proceedings."

     13. Effect of Amendment. Except as amended hereby, all terms of the Agreement remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date and year first above written.

                                          DIXON TICONDEROGA COMPANY,
                                          a Delaware corporation



                                          By: Richard A. Asta
                                              ---------------
                                          As its: CFO


                                          Executive

                                          /s/ Richard F. Joyce
                                          --------------------
                                          Richard F. Joyce